Exhibit 99.1

News Release

RR Donnelley

Media Contacts: Doug Fitzgerald, Senior Vice President Marketing & Communications Tel:  630-322-6830 E-mail:  doug.fitzgerald@rrd.com

Investor Contact: Dan Leib, Senior Vice President - Finance Tel: 312-326-7710 E-mail: dan.leib@rrd.com

Visant

John Sorensen, Vice President, Treasurer  Tel:  914-595-8211 E-mail: john.sorensen@visant.com

RR DONNELLEY AGREES TO ACQUIRE VON HOFFMANN, U.S. BASED BOOK PRINTER

$412.5 Million All Cash Deal Expands RR Donnelley’s Capacity In Education, Children’s, Religious, Adult Trade, Testing Booklet And Business-To-Business Catalog Segments

CHICAGO, IL and ARMONK, NY - January 3, 2007 — R.R. Donnelley & Sons Company (NYSE: RRD) and Visant Corporation jointly announced today that they have signed a definitive agreement pursuant to which RR Donnelley will acquire Von Hoffmann, a leading printer of books and other products that serves primarily the education, trade and business-to-business catalog segments, from Visant Corporation for purchase consideration of $412.5 million. The all cash deal, which is subject to customary closing conditions, including regulatory approval, is expected to close by the end of the first quarter of 2007, and to be accretive to RR Donnelley’s earnings in the first year of operations.

“Together with our recently announced agreements to acquire Banta and Perry Judd’s, this completes our ‘trilogy’ of transactions designed to offer our print customers greater capacity and flexibility, and further secures our position as the leader in our industry,” said Mark A. Angelson, RR Donnelley Chief Executive Officer. “This also completes our promise to grow our business through strategic acquisitions and positions us for further organic growth.”

John Paloian, RR Donnelley Group President, Publishing & Retail Services, added, “We are pleased to welcome Von Hoffmann to RR Donnelley and look forward to the added flexibility that this acquisition will offer to customers, particularly as we begin the 2008-2009 educational textbook adoption cycle. In concert with our fully-integrated international production platform, the addition of Von Hoffmann’s facilities will offer our customers enhanced responsiveness as well as the ability to leverage our leading catalog, premedia, logistics and other production and service resources.”

Von Hoffmann has production operations in Jefferson City and Owensville, Missouri and in Eldridge, Iowa. It also provides design, creative, and other pre-press services through an operation in Arlington Heights, Illinois.

About RR Donnelley

RR Donnelley (NYSE: RRD) is the world’s premier full-service provider of print and related services, including business process outsourcing. Founded more than 140 years ago, the company provides solutions in commercial printing, direct mail, financial printing, print fulfillment, labels, forms, logistics, call centers, transactional print-and-mail, print management, online services, digital photography, color services, and content and database management to customers in the publishing, healthcare, advertising, retail, technology, financial services and many other industries. The largest companies in the world and others rely on RR Donnelley’s scale, scope and insight through a comprehensive range of online tools, variable printing services and market-specific solutions. For more information, visit the company’s web site at www.rrdonnelley.com.

About Visant

Visant Corporation is a leading marketing and publishing services enterprise servicing the school affinity, direct marketing, fragrance and cosmetics sampling and educational publishing markets. For more information on Visant, please visit the company’s web site at www.visant.net.

Use of Forward-Looking Statements

This news release may contain “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements contained in RR Donnelley’s and Visant’s filings with the SEC. Each of RR Donnelley and Visant disclaims any obligation to update or revise any forward-looking statements.

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